Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated March 9, 2016, in this Registration Statement (Form S-1 No. 333-222150) and related Prospectus of PlayAGS, Inc. (formerly AP Gaming Holdco, Inc.) dated January 16, 2018.

/s/ Ernst & Young LLP

Las Vegas, NV

January 16, 2018